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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM 8-K
                              ____________________

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                      NOVEMBER 23, 2005 (NOVEMBER 17, 2005)

                              ____________________

                                MICROISLET, INC.
               (Exact Name of Registrant as Specified in Charter)
                              ____________________


           NEVADA                      001-32202                 88-0408274
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)


6370 NANCY RIDGE DRIVE, SUITE 112, SAN DIEGO, CALIFORNIA           92121
        (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's Telephone Number, Including Area Code: (858) 657-0287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2005 EQUITY INCENTIVE PLAN

The MicroIslet, Inc. 2005 Equity Incentive Plan, which we refer to as the 2005 Equity Plan, became effective on November 17, 2005, the effective date of stockholder approval of the plan. Our board of directors approved the 2005 Equity Plan in June 2005, subject to stockholder approval. Our stockholders approved the plan at the Annual Meeting of Stockholders held on November 17, 2005. As a result of the effectiveness of the 2005 Equity Plan, our Amended and Restated 2000 Stock Option Plan, which we refer to as the 2000 Plan, will no longer be available for new option grants.

A total of 2,000,000 new shares of our common stock have initially been reserved for issuance under the 2005 Equity Plan. In addition, the 2005 Equity Plan includes in its reserve approximately 1,251,204 shares that were available for grant under the 2000 Plan at the effective date of the 2005 Equity Plan. The reserve under the 2005 Equity Plan will also include any shares currently subject to options under the 2000 Plan that expire or become unexercisable for any reason without having been exercised in full. At the effective date of the 2005 Equity Plan, approximately 4,220,035 shares were subject to options under the 2000 Plan. The effect of establishing a share reserve of this nature is to merge into the 2005 Equity Plan any shares which would, but for the termination of the 2000 Plan for new grants, have been available under the 2000 Plan. The total plan reserve, including the new shares and shares currently reserved under the 2000 Plan, cannot exceed 7,471,339 shares as of the effective date.

Awards under the 2005 Equity Plan may be granted to any of our employees, directors or consultants or those of our affiliates. Awards may consist of stock options (both incentive stock options and non-statutory stock options), stock awards, stock appreciation rights and cash awards. An incentive stock option may be granted under the 2005 Equity Plan only to a person who, at the time of the grant, is an employee of our company or a related corporation.

The 2005 Equity Plan will be administered by our Compensation Committee, which our board of directors appointed to be the administrator of the plan. Awards by the Compensation Committee to our directors and executive officers must by ratified by our board. The Compensation Committee may delegate the day-to-day administration of the 2005 Equity Plan to one or more individuals.

The 2005 Equity Plan provides that in the event of a merger of our company with or into another corporation or a "change in control" of our company, including the sale of all or substantially all of our assets, and certain other events, our board of directors or the Compensation Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant.

The 2005 Equity Plan will terminate on November 17, 2015, unless terminated earlier by our board of directors or the Compensation Committee, or extended by an amendment approved by our stockholders. No awards may be made after the termination date; however, unless otherwise expressly provided in an applicable award agreement, any award granted under the plan prior to the expiration may extend beyond the end of such period through the award's normal expiration date.


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Our board of directors or the Compensation Committee may generally amend or terminate the 2005 Equity Plan as determined to be advisable. The Internal Revenue Code, the rules of The American Stock Exchange or the rules of the Securities and Exchange Commission may also require our stockholders to approve certain amendments. Our board of directors or the Compensation Committee may amend the 2005 Equity Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

A more complete description of the 2005 Equity Plan can be found in our proxy statement filed on October 12, 2005, and a copy of the 2005 Equity Plan was attached as Appendix 1 to the proxy statement.

LONG-TERM SUPPLY AGREEMENT

On November 18, 2005, we entered into a long-term supply agreement with the Mayo Foundation for Medical Education and Research, which we refer to as the Mayo Foundation. Under the agreement, the Mayo Foundation has agreed to supply us with substantially all of its production of non-transgenic, designated pathogen free pigs for our pre-clinical and human clinical xenotransplantation research for an initial term expiring in November 2008, extendable at our option for up to an additional four years.

We have agreed to pay a monthly fee, subject to inflationary adjustments, to the Mayo Foundation over the term of the long-term supply agreement for the right to receive these pigs. We will also be required to pay the Mayo Foundation for its expenses of harvesting pancreases or islets, should we ask the Mayo Foundation to perform such harvesting for us. In addition, we have agreed to grant to the Mayo Foundation a warrant to purchase 75,000 shares of our common stock upon the occurrence of each of the following events: (i) IND approval for a product using the pigs; (ii) approval to start a Phase II clinical trial using the pigs; (iii) approval to start a Phase III clinical trial using the pigs; and (iv) NDA/BLA approval for a product using the pigs. Each warrant will have an exercise price of $1.90, and will be exercisable for a term of ten years following the date of grant. In the event the Mayo Foundation determines to close its facility or cease production of pigs for xenotransplantation use during the term of the agreement, we will have the right to enter into a lease with the Mayo Foundation to operate such facility for the remaining term of the supply agreement, including extensions.

We believe the quantity of pigs that the Mayo Foundation has agreed to supply will be sufficient to meet our needs during the initial term of the long-term supply agreement. The Mayo Foundation has agreed that during the term of the long-term supply agreement it will not supply pathogen free pigs to any other company for research related to, or use with respect to, the treatment of diabetes. The long-term supply agreement supersedes in full the short-term supply agreement between us and the Mayo Foundation dated February 25, 2005, which terminated upon the effective date of the long-term supply agreement.

A copy of the press release dated November 22, 2005 announcing the entry into this agreement is attached as Exhibit 99.1 to this report.

Except for the historical information contained herein, the matters set forth in this report, including the expectation of development of new therapeutic products, and the impact of our products on diabetes patients, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties inherent in medical treatment discovery, development and commercialization, the risks and uncertainties associated with our early stage xenotransplantation technologies, the risks and uncertainties of governmental approvals and regulation, dependence on the Mayo Foundation for Medical Education and Research as a sole source supplier of animal parts for pre-clinical and clinical studies, our need to raise substantial additional capital to proceed through human clinical trials and bring any product to market, the risks that our competitors will develop or market technologies or products that are more effective or commercially attractive than our products, and other risks detailed from time to time in our most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. We disclaim any intent or obligation to update these forward-looking statements.


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ITEM 1.02  TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

TERMINATION OF SHORT-TERM SUPPLY AGREEMENT

Information required for this Item 1.02 is incorporated by reference to the discussion above in Item 1.01 under the heading "Long-Term Supply Agreement."

TERMINATION OF EMPLOYMENT AGREEMENT

As further described in Item 5.02, on November 22, 2005, William G. Kachioff gave notice of his resignation, effective December 26, 2005. This notice of resignation constitutes notice of an intent to terminate the employment agreement between Mr. Kachioff and us dated May 1, 2002, as amended. Under this agreement, we have the right to terminate Mr. Kachioff's employment at any time and for any reason. If, however, we do so without cause or if Mr. Kachioff terminates his agreement for good reason, we must continue to pay salary for six months following termination. Upon such termination, Mr. Kachioff will also be provided twelve months to exercise his vested options. Additionally, the agreement provides that in the event Mr. Kachioff voluntarily resigns his employment for any reason on or before May 1, 2006, Mr. Kachioff is entitled to the foregoing benefits. Mr. Kachioff must sign a waiver and release of claims in order to receive these benefits. We expect that Mr. Kachioff will execute such waiver and release of claims and receive these severance benefits. Mr. Kachioff's current base salary is $180,000 per year.


ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES.

On November 18, 2005, we agreed, pending certain milestones, to grant the Mayo Foundation warrants to purchase an aggregate of 300,000 shares of our common stock. For further details please see the discussion above in Item 1.01 under the heading "Long-Term Supply Agreement," which is incorporated by reference in this Item 3.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER.

On November 22, 2005, William G. Kachioff, our Vice President, Finance, and Chief Financial Officer, gave notice of his resignation, effective December 26, 2005. Mr. Kachioff has served as our principal financial and accounting officer. We are in discussions with Mr. Kachioff concerning Mr. Kachioff's possible consulting services to our company following the effective date of his resignation. Mr. Kachioff's decision to resign was not the result of any disagreement with our company, known to any executive officer of our company, regarding any accounting or financial reporting issue. We are commencing a search for a chief financial officer to replace Mr. Kachioff following his departure.

ITEM 8.01  OTHER EVENTS.

APPROVAL OF PROPOSALS BY STOCKHOLDERS

On November 17, 2005, our stockholders approved each of the following proposals as described in the our Definitive Proxy Statement filed with the Securities and Exchange Commission on October 12, 2005:

1. Elected John F. Steel IV, Myron A. Wick III, Hartoun Hartounian, Ph.D., Robert W. Anderson, M.D., Steven T. Frankel, James R. Gavin III, M.D., Ph.D., John J. Hagenbuch and Bradley A. Geier as directors to serve for the next year and until their successors are elected.

2. Ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005.

3. Approved the MicroIslet, Inc. 2005 Equity Incentive Plan. Information required for this Item 8.01 is incorporated by reference to the discussion above in Item 1.01 under the heading "2005 Equity Incentive Plan."

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)  Exhibits.

         Exhibit No.                Description
         -----------                -----------

         99.1                       Press Release dated November 22, 2005

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            MICROISLET, INC.

Date:  November 23, 2005                    By:  /s/ Hartoun Hartounian
                                                 -------------------------------
                                                 Hartoun Hartounian
                                                 President and
                                                 Chief Operating Officer



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